Code of Ethics

09.30.16

Ultimus Fund Distributors, LLC (“UFD”)
Unified Financial Securities, LLC (“Unified”)

CODE OF ETHICS

Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) addresses conflicts of interest that arise from personal trading activities of the personnel of a principal underwriter to a registered investment company. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by an investment company. The Rule also requires the principal underwriter to an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions.

This Code of Ethics (the “Code”) has been adopted by the Managing Directors of Ultimus Fund Distributors, LLC/Unified Financial Securities, LLC (the “Company”). It is based on the principle that the personnel of the Company owe a fiduciary duty to the Funds’ shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

A copy of this Code and each code of ethics previously in effect for the Company at any time within the past five years, must be maintained in an easily accessible place.

I.	Definitions

As used in this Code of Ethics, the following terms shall have the following meanings:

(a)
“Access Person” shall mean any director, officer, employee or registered representative of the Company who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Securities. The Firm defines all employees as Access Persons for purposes of the Code.

(b)
“Beneficial ownership” shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person is considered the beneficial owner of Securities if the person has a pecuniary interest in the Securities and includes Securities held by members of the person’s immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such Securities benefits substantially equivalent to those of ownership.

(c)	“Board of Directors” shall mean a board of directors of an incorporated investment company or a board of trustees of an investment company created as a common-law trust.
(d)	“Fund” shall mean an investment company registered under the 1940 Act for which the Company or an affiliate serves as principal underwriter, administrator, fund accountant or transfer agent.
(e)
“Security” shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies (other than exchange traded funds and any Funds listed in “Exhibit A,” as amended from time to time); direct obligations of the U.S. Government; banker’s acceptances; bank certificates of deposit; commercial paper; and high-quality short-term debt instruments, including repurchase agreements;

(f)
A “Security held or to be acquired by the Funds” shall mean (1) any Security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or a Fund’s investment adviser for purchase by such Fund, or (2) any option to purchase or sell, and any Security convertible into or exchangeable for, any such Security.

(g)	“Transaction” shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell Securities.

II.	Prohibition on Certain Actions & Pre-approval of Certain Investments

The Company and its affiliated persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Funds:

➢	Employ any device, scheme or artifice to defraud the Funds;
➢
Make any untrue statement of a material fact to the Funds or to omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

➢	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
➢	Engage in any manipulative practice with respect to the Funds.

Pre-approval of certain investments: Access persons must obtain approval from the Chief Compliance Officer of the Company (the “CCO”) before they directly or indirectly acquire beneficial ownership in any Security in an initial public offering or in a limited offering.

A copy of each request to acquire Securities in an initial public offering or limited offering made by an Access Person and the approval or rejection of the request must be maintained for at least five years, the first two years in an easily accessible place.

III.	Initial and Annual Reporting of Holdings

Each Access Person of the Company shall file with the CCO, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report (attached as Exhibit B) listing all Securities beneficially owned by such Access Person as of the date he or she became an Access Person. On an annual basis, each Access Person of the Company shall file with the CCO a holdings report (attached as Exhibit C) listing all Securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information:

(1)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

(2)	the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of such Access Person; and

(3)	the date that the report is submitted by the Access Person.

A copy of each report required to be made by an Access Person pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

IV.	Quarterly Reporting of Securities Transactions

On a quarterly basis, each Access Person must report any transaction during such quarter in a Security in which such Access Person has (or by virtue of the transaction acquires) any direct or indirect Beneficial ownership, as well as any broker, dealer or bank account established during the quarter in which securities are held for the direct or indirect benefit of the Access Person. Each Access Person must submit the Quarterly Transaction Report to the CCO no later than 10 days after the end of each calendar quarter. A Quarterly Transaction Report Form is included as Exhibit D.

In the event that no reportable transactions occurred during the quarter and no securities accounts were opened, the Access Person is still required to submit a Quarterly Transaction Report. The Access Person should note on the report that there were no reportable items during the quarter, and return it, signed and dated.

The CCO may, in his discretion, allow for a filing extension. An extension may be granted for, but is not limited to, situations where the Access Person is out of the office for an extended period of time due to disability, illness or necessary business travel. In addition, the CCO may, in his discretion, exempt any part-time employee of the Company from the requirement to file such quarterly reports if such employee’s functions are solely and exclusively clerical or ministerial.

A record of all persons, currently or within the past five years, who are or were required to make reports under Sections III and IV, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

V.	Record of Securities Transactions

Each Access Person is required to direct his/her broker(s) to supply to the CCO, on a timely basis, duplicate copies of confirmations of all transactions in, and periodic statements for all accounts holding securities in which such Access Person has (or by virtue of any transaction acquires) any direct or indirect Beneficial ownership.

VI.	Exemptions from Reporting Requirements

The Code as adopted by the Company does not require an Access Person to submit:

➢	Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;
➢
A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the firm holds in its records so long the confirmations or statements are received no later than 30 days after the end of the applicable calendar quarter.

➢	A transaction report with respect to transactions effected pursuant to an automatic investment plan; and
➢
Any report with respect to contributions to, and holdings in, the Ultimus Fund Solutions, LLC Retirement & Profit Sharing Plan to purchase shares of the Funds, and holdings of shares of the Funds within such Plan.

If an Access Person believes that he/she should be exempt from the disclosure requirements with respect to any securities account in which he/she has a direct or indirect beneficial interest (for example, if the Access Person has no direct or indirect control over the disposition of a particular account), a written request for an exemption must be submitted to the CCO. Based on the specific facts and circumstances, the CCO will either approve or reject the request for exception and will notify the Access Person of that determination in writing. The CCO will retain copies of all such requests and the responses to those requests.

VII.	Disclaimer of Beneficial Ownership

Any person may include, in any report required under Sections III or IV, a disclaimer as to the beneficial ownership in any securities covered by the report.

VIII.	Sanctions

If any person violates any provisions set forth in this Code of Ethics, the CCO shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one’s personal account or Securities in that account for a specified time frame.

A record of any violation of the Company’s Code of Ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

IX.	Reporting to Board of Directors

At least once each year, the CCO shall provide the Board of Directors of each Fund with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Directors that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

A copy of each report required to be made by the CCO to the Board of Directors of each Fund must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

X.	Notification of Reporting Obligation

The CCO shall identify all persons who are required to make the reports required and shall inform those persons of their reporting obligation.

A record of all persons, currently or within the past five years, who are or were required to make reports, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

XI.	Certification

The Company will provide all Access Persons with a copy of this Code. Each person must acknowledge, initially and annually, that they have received, read, understand, and agree to comply with the requirements of this Code as they relate to their conduct generally, their personal securities transactions, and potential conflicts of interest. As the Company periodically amends provisions of this Code, copies of the amended Code will be provided to all Access Persons and they will be required to again acknowledge that they have received, read, understand, and agree to comply with the requirements set forth in those amendments.

The Code is approved effective September 30, 2016 for Company.

Last updated November 15, 2016
Exhibit A

Registered Open-End Investment Companies
Subject to the Requirements of the Code of Ethics

ULTIMUS FUND DISTRIBUTORS, LLC

Hussman Investment Trust
Hussman Strategic Growth Fund
Hussman Strategic Total Return Fund
Hussman Strategic International Fund
Hussman Strategic Value Fund

Schwartz Investment Trust
Schwartz Value Focused Fund
Ave Maria Catholic Values Fund
Ave Maria Growth Fund
Ave Maria Rising Dividend Fund
Ave Maria Bond Fund
Ave Maria World Equity Fund

Williamsburg Investment Trust
FBP Equity and Dividend Plus Fund
FBP Appreciation and Income Opportunities Fund
The Jamestown Equity Fund
The Jamestown Tax Exempt Virginia Fund
The Davenport Core Fund
The Davenport Equity Opportunities Fund
The Davenport Value & Income Fund
The Davenport Small Cap Focus Fund
The Davenport Balanced Income Fund
The Government Street Equity Fund
The Government Street Mid-Cap Fund
The Alabama Tax Free Bond Fund

New Century Portfolios
New Century Capital Portfolio
New Century Balanced Portfolio
New Century International Portfolio
New Century Alternative Strategies Portfolio

TFS Capital Investment Trust
TFS Market Neutral Fund
TFS Small Cap Fund
TFS Hedged Futures Fund

The Investment House Funds
The Investment House Growth Fund

First Pacific Mutual Fund, Inc.
Hawaii Municipal Fund
First Pacific Low Volatility

First Western Funds Trust
First Western Fixed Income Fund
First Western Short Duration Bond Fund
First Western Short Duration High Yield Credit Fund

Piedmont Investment Trust
Piedmont Select Equity Fund

The Cutler Trust
Cutler Equity Fund
Cutler Fixed Income Fund
Cutler Emerging Markets Fund

CM Advisors Family of Funds
CM Advisors Fund
CM Advisors Fixed Income Fund
CM Advisors Small Cap Value Fund

Chesapeake Investment Trust
The Chesapeake Growth Fund

AlphaMark Investment Trust
AlphaMark Large Cap Growth Fund

Papp Investment Trust
Papp Small and Mid-Cap Growth Fund

WST Investment Trust
 WST Asset Manager - U.S. Equity Fund
 WST Asset Manager – U.S. Bond Fund

Eubel Brady & Suttman Asset Management
Eubel Brady & Suttman Income and Appreciation Fund
Eubel Brady & Suttman Income Fund

Conestoga Funds
Conestoga Small Cap Fund
Conestoga SMID Cap Fund

Centaur Mutual Funds
Centaur Total Return Fund

Caldwell & Orkin Funds, Inc.
Caldwell & Orkin Market Opportunity Fund

Ultimus Managers Trust
APEXcm Small/Mid Cap Growth Fund
Cincinnati Asset Management: Broad Market Strategic Income Fund
Lyrical U.S. Value Equity Fund
Lyrical U.S. Hedged Value Fund
Barrow Value Opportunity Fund
Barrow Long/Short Opportunity Fund
Wavelength Interest Rate Neutral Fund
Blue Current Global Dividend Fund
Ryan Labs Core Bond Fund
Ryan Labs Long Credit Fund
Navian Waycross Long/Short Equity Fund
Topturn OneEighty Fund
Alambic Small Cap Value Plus Fund
Alambic Small Cap Growth Plus Fund
Castlemaine Emerging Markets Opportunities Fund
Castlemaine Event Driven Fund
Castlemaine Long/Short Fund
Castlemaine Market Neutral Fund
Castlemaine Multi-Strategy Fund
Marshfield Concentrated Opportunity Fund
Stralem Equity Fund
HVIA Equity Fund
 Ladder Select Bond Fund

Wilshire Mutual Funds Inc.
Wilshire 5000 Index SM Fund
Wilshire Income Opportunities Fund
Wilshire International Equity Fund
Large Company Growth Fund
Large Company Value Fund
Small Company Growth Fund
Small Company Value Fund

Wilshire Variable Insurance Trust
Wilshire Global Allocation Fund
Wilshire 2015 Fund
Wilshire 2025 Fund
Wilshire 2035 Fund

Meehan Mutual Funds, Inc.
Meehan Focused Fund

UNIFIED FINANCIAL SECURITIES, LLC

API Funds
API Master Allocation Fund
API Capital Income Fund
API Short Term Bond Fund
API Growth Fund
API Multi-Asset Income Fund
Yorktown Small-Cap Fund
Yorktown Mid-Cap Fund

Bruce Fund, Inc.
Bruce Fund

Commonwealth International Series Trust
Commonwealth Australia/New Zealand Fund
Africa Fund
Commonwealth Japan Fund
Commonwealth Global Fund
Commonwealth Real Estate Securities Fund

Cross Shore Discovery Fund

Capitol Series Trust
Canterbury Portfolio Thermostat Fund
First Security Municipal Bond Fund
Fuller & Thaler Behavioral Core Equity Fund
Meritage Growth Equity Fund
Meritage Value Equity Fund
Meritage Yield-Focus Equity Fund
Preserver Alternative Opportunities Fund

Unified Series Trust
Appleseed Fund
Auer Growth Fund
Crawford Dividend Yield Fund
Crawford Dividend Growth Fund
Crawford Dividend Opportunity Fund
Dean Mid Cap Value Fund
Dean Small Cap Value Fund
FCI Bond Fund
Iron Equity Premium Income Fund
Iron Strategic Income Fund
Miles Capital Alternatives Advantage Fund
Roosevelt Multi-Cap Fund
Spouting Rock/Convex Dynamic Global Macro Fund
Symons Value Institutional Fund

Valued Advisers Trust
BFS Equity Fund
Cloud All Cap Fund
Dana Large Cap Equity Fund
Dana Small Cap Equity Fund
Foundry Partners Fundamental Small Cap Fund
Golub Group Equity Fund
Granite Value Fund
Green Owl Intrinsic Value Fund
LS Opportunity Fund
SMI 50/40/10 Fund
SMI Bond Fund
SMI Conservative Allocation Fund
SMI Dynamic Allocation Fund
Sound Mind Investing Fund

Exhibit B
Initial Holdings Report
[Date]

Name (please print)

INSTRUCTIONS: Record holdings, as of [Date], in all Securities which are not specifically exempted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by [Date].

Title of Security	Number of Shares/ Principal Amount

Please disclose below any account in which any Securities are held for your direct or indirect benefit, as of [Date].

Account Registration	Broker / Dealer / Bank	Account Number

By signing below, I certify that the Securities and accounts listed above comprise all Securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I agree to promptly notify the CCO if any such accounts are opened. I also agree to submit an initial holdings report to the CCO within 10 days of such opening.

Signature of Access Person	Approved

Date of Filing	Date Approved

Exhibit C
Annual Holdings Report
[Date]

Name (please print)

INSTRUCTIONS: Record holdings, as of [Date], in all Securities which are not specifically exempted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by [Date].

Title of Security	Number of Shares/ Principal Amount

Please disclose below any account in which any Securities are held for your direct or indirect benefit, as of [Date].

Account Registration	Broker / Dealer / Bank	Account Number

By signing below, I certify that the Securities and accounts listed above comprise all Securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I agree to promptly notify the CCO if any such accounts are opened. I also agree to submit an initial holdings report to the CCO within 10 days of such opening.

Signature of Access Person	Approved

Date of Filing	Date Approved

Exhibit D
 Quarterly Transaction Report Form

Name (please print)	Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word “NONE” must appear. This form must be returned within 10 calendar days after the close of each quarter.

Date	Purchase/Sale/ Other	Number of Shares/ Principal Amount	Title of Security	Price	Broker/Dealer/Bank

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

Account Registration	Broker/Dealer/Bank	Account No.	Date Established

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.

Signature of Access Person	Approved

Date of Filing	Date Approved